Exhibit 99.2

Press Release                                   Source: Industrial Minerals Inc.


Industrial Minerals receives positive results from prelimary economic assessment on its Bissett Creek crystal flake graphite deposit Wednesday November 21, 10:34 am ET TORONTO, Nov. 21 /PRNewswire-FirstCall/ - Industrial Minerals Inc. -
OTCBB: IDSM - (or "the Company") is pleased to announce that it has received a draft technical report that was prepared under, and is compliant with, National Instrument 43-101 - Standards of Disclosure for Mineral Projects ("NI 43-101") from Geostat Systems International Inc. ("Geostat"), a leading international engineering and geological services firm. The qualified persons signing this technical report are Gilbert Rousseau Eng. and Claude Duplessis, Eng., Manager of Geostat Systems International Inc, both of whom have reviewed and approved this press release. Geostat is independent of the Company within the meaning of NI 43-101.

The highlights of the Preliminary Assessment NI 43-101 (draft) report are as follows:

      - A crystalline graphite flake resource estimate has been identified consisting of 327,700 tonnes of graphite in the indicated category plus 397,900 tonnes of graphite in the inferred category, above a 1.5% graphitic carbon cut-off grade. This resource estimate covers less than 10% of the property, and is based on historical data from 158 previous diamond drill holes and a 6-hole drill validation program completed in August, 2007.

      - Based on the NI 43-101 resource estimate, and using a projected plant capacity of 2,500 tonnes per day, the mine life is estimated to be 35+ years. The conceptual open pit mine plan recovers 91% of the above resources. This review has also confirmed that the flake size within the deposit is evenly distributed across the ore body and that the graphitic gneiss is sub-horizontal and has a maximum known thickness of 70m.

      - Geostat also carried out a series of new metallurgical and geological tests on the ore body in 2007. These tests confirmed consistent recovery of approximately 70% (by weight) of the large flake +48 mesh fraction. It was also found that the purity levels of the graphite were in the 95%+ range. Both of these are significant results given that large, high purity flake typically commands significantly higher prices in the graphite marketplace.

      - Bissett Creek has been further characterized by its structure as a crystalline flake ore body that is free of many of the chemicals or contaminants often found in such deposits. This makes the flake more suitable for upgrade and purification applications that can command additional premium prices in the graphite marketplace.

      - Average grades of total graphitic carbon in the resources range between 2.2% and 3.1% (for a 1.5% and 2.8% cut-off, respectively). Testing to develop these results was performed using the LECO (actual graphitic carbon) methodology. The LECO test methodology assists in ensuring a truer confirmation of the graphitic grade.

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      -  Geostat has concluded that Bissett Creek should prove to be economically viable. Applying a discount rate of 10% which yields a NPV (Net Present Value) of approximately $88.1 million, and a corresponding projected IRR (Internal Rate of Return) of approximately 28% before taxes. The payback period in the base case is 4 years. It should also be noted that Geostat carried out a detailed economic sensitivity analysis that modified prices, costs and graphite recoveries over a +/- 25% range producing a corresponding of IRR range between 13-42%.

      - Within the parameters of this economic and resource profile, it is the recommendation of Geostat that the Company proceed with a feasibility study on the project.

Based on these results, and strong market fundamentals, the Company plans to accelerate the next phase of its mine development, including the installation of a pilot plant in early 2008. In this regard, the Company has received a proposal for a bankable feasibility study and expects to execute a contract in the coming weeks. The Company also plans to carry out further drilling to confirm the existence of additional large flake graphite on known areas of the remaining 90% of the property. As noted, graphite market growth is projected to remain strong as traditional and emerging market applications increase demand and product prices. The Company therefore feels this is an excellent time to be proceeding with all of its mine development and marketing plans.


The final version of the entire NI 43-101 technical report will become available for the public within 45 days; interested investors are encouraged to review the Company's website at www.industrialmineralsinc.com or filings at www.edgar.com


About Industrial Minerals, Inc.
-------------------------------

Industrial Minerals Inc. through its wholly owned subsidiary Industrial Minerals Canada Inc., headquartered in Oakville, Ontario, Canada, owns 100% of the undivided interest in the Bissett Creek Graphite patented mineral lease, containing a resource of 327,700 tonnes indicated plus 397,900 tonnes inferred of flake graphite based on approximately 10% of the patented mineral leases that have been drilled to date. The property is comprised of 28 claims covering an area of approximately 1,315 hectares (3,250 acres). It has been the subject of substantial earlier exploration drilling, trenching and metallurgical test work by KHD Canada, Kilborn Engineering, Pincock Alan and Holt and Cominco Engineering Services. The property is located in Maria Township in the Province of Ontario, Canada. The Company believes the property is one of the largest and purest natural flake graphite deposits in the world. Its goal is to become the leading producer of large flake crystalline graphite in North America and a prominent market participant internationally.


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Safe Harbor Statement
---------------------


All statements contained herein, as well as oral statements that may be made by the Company or by officers, directors or employees of the Company acting on the Company's behalf that are not statements of historical fact, constitute "forward-looking statements" and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, estimates of mineral reserves and resources may constitute forward looking statements to the extent they involve estimates of the mineralization that will be encountered if the property is developed. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties are outlined in the Company's Annual Report on Form 10-KSB for 2006 as filed with the Securities and Exchange Commission. There can be no assurance that future developments affecting the Company will be those anticipated by management, or set forth in this news release. The Company is not obligated, and assumes no obligation, to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.


Information Concerning Mineralization and Resources
---------------------------------------------------


All mineral resources have been estimated in accordance with the definition standards on mineral resources and mineral reserves of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in National Instrument 43-101, commonly referred to as NI 43-101. U.S. reporting requirements for disclosure of mineral properties are governed by the United States Securities and Exchange Commission (SEC) Industry Guide 7. Canadian and Guide 7 standards are substantially different. This press release uses the terms "indicated" and "inferred" resources. We advise investors that while those terms are recognized and required by Canadian regulations, the SEC does not recognize them. Inferred mineral resources are considered too speculative geologically to have economic considerations applied to them that enable them to be categorized as mineral reserves.


NO STOCK EXCHANGE, SECURITIES COMMISSION, OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.


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